Exhibit 99.1
Flotek Industries
8846 N. Sam Houston Pkwy W., Suite 150
Houston, Texas 77064
(713)-849-9911
www.flotekind.com

FLOTEK ANNOUNCES SECOND QUARTER 2021 RESULTS

HOUSTON, August 9, 2021 – Flotek Industries, Inc. ("Flotek" or the "Company") (NYSE: FTK) today announced second quarter results for the three months ended June 30, 2021.

John W. Gibson, Jr., Chairman, President, and Chief Executive Officer stated, "Two of our most significant customers changed ownership on accelerated timelines in the second quarter, and both buyers suspended our forecasted business immediately following their closings. Excluding these events, customer growth and diversification was strong, with a 26% sequential increase of new customers in our energy chemistry technologies business. Additionally, our Data Analytics segment improved slightly, experiencing the third sequential improvement in sales and representing our highest performing quarter since our acquisition of JP3 last year."

"We remain focused on engaging with the industry to demonstrate the strategic benefits of our green chemistry solutions to support their ESG and operational goals. We are encouraged by the increased interest we are seeing in our value proposition; and to further accelerate these efforts, we have structurally realigned to reallocate resources to expand our sales team. This will support our strategy to diversify our customer base and expand our channels-to-market across the energy life cycle. Additionally, we are pleased that we have secured our first international sale for JP3 with a supermajor energy company in Southeast Asia, measuring hydrocarbons in their offshore operations – an exciting new frontier for our technologies."

"We also continued to improve our liquidity, supported by recent actions. We have completed a lease agreement for our Waller facility with Resolute Oil, converting it into a more marketable, income-generating property. Further, we are pleased we have attained full forgiveness of our JP3 PPP loan. Additionally, we are exploring a number of credit-enhancing options, including an asset-based line of credit."

Second Quarter Financial Results

- Consolidated Revenues: Flotek generated second quarter 2021 consolidated revenue of $9.2 million, up 3.4% from $8.9 million in the second quarter 2020, and was down 22.0% versus $11.8 million in the first quarter 2021. The sequential decline in sales was driven by the loss of revenue associated with two major energy customers through M&A activity. The year-over-year increase in revenue was driven by the acquisition of JP3 in May 2020.
- Consolidated Operating Expenses: Consolidated operating expenses (excluding depreciation and amortization) were $12.1 million in the second quarter 2021, a 12.3% decline from $13.8 million in the first quarter 2021 driven by a continued reduction in costs of sales, as well as lowering operating expenses. Year over year, consolidated operating expenses (excluding depreciation and amortization) rose 4.1% and were flat as a percentage of revenue.
- Corporate General & Administrative Expenses (CG&A): Corporate general and administrative expenses for the second quarter of 2021 were $2.9 million, compared to $5.4 million for the second quarter of 2020 and $4.4 million for the first quarter of 2021. The declines were primarily driven by lower personnel costs and the Employee Retention Credit ("ERC") recorded in the second quarter.
- Adjusted EBITDA: Adjusted EBITDA for the second quarter 2021 was a loss of $6.7 million, slightly higher than the $6.5 million loss in the first quarter of 2021 and flat with the loss of $6.7 million last year.
- Net Loss: The Company reported a net loss for the second quarter 2021 of $6.5 million, or a loss of $0.09 per basic/diluted share, an improvement over the net loss in the second quarter 2020 of $9.6 million, or a loss of $0.14 per basic/diluted share. Net loss for the second quarter 2021 improved

FLOTEK

Flotek Industries
8846 N. Sam Houston Pkwy W., Suite 150
Houston, Texas 77064
(713)-849-9911
www.flotekind.com

compared to the net loss for the first quarter of 2021 of $8.3 million, or a loss of $0.12 per basic/diluted share.

Balance Sheet and Liquidity

As of June 30, 2021, the Company had cash and equivalents of $27.8 million which were impacted by operating losses and partially offset by the ERC taken in the quarter. Flotek also had a combined $4.8 million of loans outstanding pursuant to the Paycheck Protection Program ("PPP") related to the "Cares Act." In the second quarter 2021, JP3 was given full forgiveness of its $881,000 loan, and recently, Flotek filed for forgiveness of its PPP loan. The Company has also completed a term sheet for an asset-based line of credit.

Chemistry Technologies Segment: Energy Chemistries and Professional Chemistries

In the second quarter 2021, sales in the Chemistry Technologies segment declined 3.4% year-over-year to $7.7 million. The decrease was primarily a result of the loss of sales from two energy customers impacted by M&A activity in the second quarter. Professional Chemistries improved sequentially driven by sales of degreasers and disinfectants.

Highlights from the quarter include:

- Entered into a multi-year lease agreement with Resolute Oil, a leader in high-quality white mineral oil. The agreement will generate other income while offsetting costs for Flotek and will allow Resolute to utilize the Company's chemical blending facility in Waller, Texas to manufacture and globally distribute USP-NF-grade white mineral oil. Additionally, the collaboration between Flotek and Resolute will enable the companies to leverage their expertise in adjacent market verticals for mutual benefit. The agreement includes options to renew until 2036.
- In support of the Company's efforts to accelerate its ESG (Environmental, Social & Governance) solutions for domestic and international E&P operators and service companies across the energy life cycle, Flotek realigned and reallocated resources to build out its sales and marketing talent. The reallocation will result in a net, annualized cost savings of more than $1 million in salaries and benefits, while doubling the headcount in the sales force.
- Following a successful field trial for a customer in the Permian Basin, the customer expanded its green, reservoir-centric chemistry technologies to new unconventional basins and technology applications.
- Secured multiple remediation treatment applications of its Complex nano-fluid® technologies, the Company's bio-based, high-performance chemistry built upon non-toxic, plant-based solvents. The technology is enabling Flotek's customers to cost effectively remove the use of BTEX (benzene, toluene, ethylbenzene and xylene) and other harmful solvents thus reducing the environmental risk of their remediation and production programs.
- Following its strategic focus to rebuild its indirect sales channel relationships, the Company grew its customer base and domestic revenue associated with service companies by 58% and 68%, respectively, over Q1 2021.
- Partnered with a major customer to begin an ESG scorecard assessment of their chemistry usage, identifying new opportunities to support their ESG goals.
- Increased sales in the Professional Chemistries business, driven by strength in janitorial disinfectants and cleaning products, as well as establishing new contractual relationships with leading large-scale distributors and redistributors.

Data Analytics Segment

In the second quarter 2021, Data Analytics' ("JP3") sales were flat with first quarter 2021. Second quarter 2021 revenue was driven by the addition of new customers and new purchases by existing customers. Flotek acquired JP3 in May 2020, and as a result full quarter year-over-year results are not available for

Flotek Industries
8846 N. Sam Houston Pkwy W., Suite 150
Houston, Texas 77064
(713)-849-9911
www.flotekind.com

comparison. Highlights include:

- In the second quarter 2021, JP3 completed the specifications and manufacturing of the international Verax analyzer prototype.
- JP3 is currently undergoing the extensive process to secure the approvals from multiple international certifying bodies to ready the equipment for deployment.
- JP3 received its first international purchase order supporting a supermajor energy company in Southeast Asia. This order also represents JP3's first offshore deployment, expanding both its application use cases and geographical footprint.
- International pilot programs that began in the first quarter remain on-track.

Conference Call Details

Flotek will host a conference call on Tuesday, August 10, 2021, at 8:30 am CDT (9:30 a.m. EDT) to discuss its second quarter results for the three months ended June 30, 2021. Participants may access the call through Flotek's website at www.flotekind.com under "Webcasts" or by telephone at 844-835-9986.

About Flotek Industries, Inc.

Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people. A technology-driven, specialty green chemistry and data company, Flotek helps customers across industrial, commercial, and consumer markets improve their Environmental, Social, and Governance performance. Flotek's Chemistry Technologies segment develops, manufactures, packages, distributes, delivers, and markets high-quality cleaning, disinfecting and sanitizing products for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream, and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol "FTK." For additional information, please visit www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.'s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company's most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the "Risk Factors" section thereof), and in the Company's other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Inquiries, contact:
Investor Relations
E: ir@flotekind.com
P: (713) 726-5322

###

June 30, 2021 December 31, 2020 ASSETS Current assets: Cash and cash equivalents $ 27,781 $ 38,660 Restricted cash 40 664 Accounts receivable, net of allowance for doubtful accounts of $1,329 and $1,316 at June 30, 2021 and December 31, 2020, respectively 9,713 11,764 Inventories, net 11,499 11,837 Income taxes receivable 71 403 Other current assets 3,255 3,127 Assets held for sale 546 — Total current assets 52,905 66,455 Property and equipment, net 8,017 9,087 Operating lease right-of-use assets 2,162 2,320 Goodwill 8,092 8,092 Deferred tax assets, net 213 223 Other long-term assets 29 33 TOTAL ASSETS $ 71,418 $ 86,210 LIABILITIES AND STOCKHOLDERS' & EQUITY Current liabilities: Accounts payable $ 6,587 $ 5,787 Accrued liabilities 17,221 18,275 Income taxes payable 39 21 Interest payable 58 34 Current portion of operating lease liabilities 589 636 Current portion of finance lease liabilities 55 60 Current portion of long-term debt 4,788 4,048 Total current liabilities 29,337 28,861 Deferred revenue, long-term 104 117 Long-term operating lease liabilities 8,011 8,348 Long-term finance lease liabilities 72 96 Long-term debt 0 1,617 TOTAL LIABILITIES 37,524 39,039 Stockholders' Equity: Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding — — Common stock, $0.0001 par value, 140,000,000 shares authorized; 79,606,743 shares issued and 70,152,591 shares outstanding at June 30, 2021; 78,669,414 shares issued and 73,088,494 shares outstanding at December 31, 2020 8 8 Additional paid-in capital 361,423 359,721 Accumulated other comprehensive income (loss) 13 (19) Accumulated deficit (293,534) (278,688) Treasury stock, at cost; 5,627,646 and 5,580,920 shares at June 30, 2021 and December 31, 2020, respectively (34,017) (33,851) Total stockholders' equity 33,894 47,171 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 71,418 $ 86,210 Flotek Industries, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands, except share data)

6/30/2021 6/30/2020 3/31/2021 6/30/2021 6/30/2020 Revenue $ 9,165 $ 8,880 $ 11,770 $ 20,935 $ 28,296 Costs and expenses: Operating expenses (excluding depreciation and amortization) 12,110 11,632 13,801 25,911 34,473 Corporate general and administrative 2,868 5,395 4,361 7,229 9,888 Depreciation and amortization 253 468 307 560 2,659 Research and development 1,466 1,638 1,542 3,008 4,193 Loss (gain) on disposal of long-lived assets (71) (22) 2 (69) (55) Impairment of fixed, long-lived and intangible assets - - - - 57,454 Total costs and expenses 16,626 19,111 20,013 36,639 108,612 Loss from operations (7,461) (10,231) (8,243) (15,704) (80,316) Other (expense) income: Payment Protection Program forgiveness 881 - - 881 - Gain on lease termination - 576 - - 576 Interest expense (17) (16) (18) (35) (20) Other (expense) income, net 72 78 (32) 39 31 Total other (expense) income, net 936 638 (51) 885 587 Loss before income taxes (6,525) (9,593) (8,294) (14,819) (79,729) Income tax (expense) benefit (21) 32 (6) (27) 6,201 Net loss (6,546) (9,561) (8,300) (14,846) (73,528) Loss per common share: Basic $ (0.09) $ (0.14) $ (0.12) $ (0.22) $ (1.17) Diluted $ (0.09) $ (0.14) $ (0.12) $ (0.22) $ (1.17) Weighted average common shares: Weighted average common shares used in computing basic and diluted loss per common share 69,531 66,035 68,447 69,001 62,828 Flotek Industries, Inc. Unaudited Condensed Consolidated Statements of Operations (in thousands, except per share data) Three Months Ended Six Months Ended

2021 2020 Cash flows from operating activities: Net loss $ (14,846) $ (73,528) Adjustments to reconcile net loss to net cash used in operating activities: Change in fair value of contingent consideration (302) - Depreciation and amortization 560 2,659 Provision for doubtful accounts (1) 474 Provision for excess and obsolete inventory 580 529 Impairment of right-of-use assets - 7,434 Impairment of fixed assets - 30,178 Impairment of intangible assets - 19,842 Gain on sale of assets (69) (631) Non-cash lease expense 163 242 Stock compensation expense 1,750 1,521 Deferred income tax provision (benefit) 10 (105) PPP loan forgiveness (881) - Changes in current assets and liabilities: Accounts receivable, net 1,995 7,252 Inventories, net (222) 6,418 Income taxes receivable 207 (6,351) Other current assets (672) 1,715 Other long-term assets 541 - Accounts payable 801 (10,229) Accrued liabilities (1,048) (16,755) Income taxes payable 168 119 Interest payable 24 - Net cash used in operating activities (11,242) (29,216) Cash flows from investing activities: Capital expenditures (31) (42) Proceeds from sale of business - 9,844 Proceeds from sale of assets 74 66 Purchase of JP3, net of cash acquired - (26,284) Abandonment of patents and other intangible assets - (8) Net cash provided by (used in) by investing activities 43 (16,424) Cash flows from financing activities: Proceeds from Paycheck Protection Program loan - 4,798 Purchase of treasury stock (78) (82) Proceeds from sale of common stock (166) 358 Payments for finance leases (29) (51) Net cash (used in) provided by financing activities (273) 5,023 Effect of changes in exchange rates on cash and cash equivalents (31) (31) Net change in cash, cash equivalents and restricted cash (11,503) (40,648) Cash and cash equivalents at beginning of period 38,660 100,575 Restricted cash at beginning of period 664 663 Cash and cash equivalents and restricted cash at beginning of period 39,324 101,238 Cash and cash equivalents at end of period 27,781 59,926 Restricted cash at the end of period 40 664 Cash, cash equivalents and restricted cash at end of period $ 27,821 $ 60,590 Six months ended June 30, Flotek Industries, Inc. Unaudited Condensed Consolidated Statements of Cash Flows (in thousands)

Flotek Industries
8846 N. Sam Houston Pkwy W., Suite 150
Houston, Texas 77064
(713)-849-9911
www.flotekind.com

Flotek Industries, Inc.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

GAAP Loss from Operations and Reconciliation to Adjusted EBITDA (Non-GAAP)

	Three Months Ended			Six Months Ended	
	6/30/2021	6/30/2020	3/31/2021	6/30/2021	6/30/2020
Loss from Operations (GAAP)	$ (6,546)	$ (9,561)	$ (8,300)	$ (14,846)	$ (73,528)
Interest Expense	17	16	18	35	20
Interest Income	(3)	12	(5)	(8)	(257)
Income Tax Benefit (Expense)	21	(32)	6	27	(6,201)
Depreciation and Amortization	253	468	307	560	2,659
Impairment of Fixed and Long Lived Assets	-	-	-	-	57,454
EBITDA (Non-GAAP)	$ (6,258)	$ (9,097)	$ (7,974)	$ (14,232)	$ (19,853)
Stock Compensation Expense	969	1,059	738	1,707	1,521
Severance and Retirement	946	1,227	33	979	2,765
Inventory Write-Down	-	-	-	-	2,293
M&A Transaction Costs	100	498	(157)	(57)	498
Inventory Step-Up	32	155	48	80	155
(Gain) loss on Disposal of Assets	(71)	(22)	2	(69)	(55)
Gain on Lease Termination	-	(576)	-	-	(576)
PPP Loan Forgiveness	(881)	-	-	(881)	-
Employee Retention Credit	(1,923)	-	-	(1,923)	-
Non-recurring Professional Fees	447	-	147	594	-
Discontinued Legal Fees	(59)	73	518	459	322
Winter Storm (Natural Disaster)	-	-	199	199	-
Adjusted EBITDA (Non-GAAP)	$ (6,698)	$ (6,683)	$ (6,446)	$ (13,144)	$ (12,930)

(1) Management believes that adjusted EBITDA for the three and six months ended June 30, 2021 and June 30, 2020, and the three months ended March 31, 2021, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company's normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.